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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 30, 2001, included in Razorfish, Inc. and subsidiaries' Annual Report on Form 10-K (File No.000-25847) previously filed with the Securities and Exchange Commission and to all references to our Firm included in this Registration Statement.



                              ARTHUR ANDERSEN LLP


/s/ Arthur Anderson LLP
New York, New York
May 31, 2001